UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2007

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2007, the Federal Home Loan Bank of San Francisco (the "Bank") appointed Lisa B. MacMillen, 48, to executive vice president and chief operating officer, effective October 15, 2007. Ms. MacMillen currently serves as senior vice president and corporate secretary and has served in this position since 1998. From 1998 to 2005, Ms. MacMillen also served as the Bank's general counsel. Ms. MacMillen joined the Bank as a staff attorney in 1986.

As executive vice president and chief operating officer, Ms. MacMillen will be paid a base salary of $430,000 per year (prorated for 2007), which amount may be changed from time to time by the Bank's Board of Directors. As executive vice president, Ms. MacMillen will continue to participate in the Bank's executive compensation program, but at the executive vice president level. The Bank's executive compensation program includes the Bank's Executive Incentive Plan (short-term compensation plan) and Executive Performance Unit Plan (long-term compensation plan). Under the Executive Incentive Plan, assuming the Bank achieves certain strategic goals and Ms. MacMillen achieves certain individual goals, Ms. MacMillen as executive vice president is eligible for awards of up to 55% of her base salary (prorated and adjusted for 2007). Under the Executive Performance Unit Plan, assuming the Bank achieves certain long-term goals, Ms. MacMillen as executive vice president is eligible for awards of up to 55% of her base salary (prorated and adjusted for 2007). Such awards are subject to adjustment at the discretion of the Bank's Board of Directors.

In addition, Ms. MacMillen will continue to participate in the Bank's Deferred Compensation Plan and Supplemental Executive Retirement Plan, and other benefit plans available to all employees, such as the Savings Plan, Cash Balance Plan (and as an individual employed prior to January 1, 1996, the Financial Institutions Retirement Fund), and the Benefit Equalization Plan. Ms. MacMillen will also continue to participate in the Executive Benefit Plan, which provides reimbursement for certain perquisites, including financial planning, health club membership and parking expenses. All of the Bank's employees, including Ms. MacMillen, are at-will employees.

The Bank's executive compensation program and all of the above plans are more fully discussed in the Bank's 2006 Annual Report on Form 10-K, Part III. Item 11. Executive Compensation (filed with the Securities and Exchange Commission on March 30, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: October 3, 2007	By: /s/ Dean Schultz
Dean Schultz President and Chief Executive Officer